                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of Borealis Technology Corporation for the registration of 1,501,500 shares of its common stock and to the incorporation by reference therein of our report dated January 16, 1998, with respect to the financial statements of Borealis Technology Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                            /s/Ernst & Young LLP


Reno, Nevada
July 20, 1998




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